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                                                                  Exhibit 10(ao)

                  AMENDMENT NO. 1 TO THE LAMSON & SESSIONS CO.
                           1998 INCENTIVE EQUITY PLAN


         WHEREAS, The Lamson & Sessions Co., an Ohio corporation (the "Company"), with the approval of the Company's shareholders, has established the 1998 Incentive Equity Plan of the Company (the "Plan");

         WHEREAS, the Board of Directors of the Company (the "Board") finds that it is in the best interest of the Company and its shareholders to amend the Plan to conform the definition of "Change in Control" in the Plan to the definition of "Change in Control" in other plans and agreements of the Company; and

         WHEREAS, the Board has approved this Amendment No. 1 (this "Amendment") in accordance with the provisions of Section 18 of the Plan.

                  NOW THEREFORE, the Plan is hereby amended as follows:

                  1. Section 13 of the Plan is hereby amended and restated to read in its entirety as follows:

         SECTION 13.  CHANGE IN CONTROL.

                  For purposes of this Plan, a "Change in Control" shall be deemed to haveoccurred if any of the following events shall occur:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
                  (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses
                  (A), (B) and (C) of subsection (iii) of this Section 9(b); or

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the


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                  proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange
                  Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  2. This Amendment shall be effective as of January 1, 2000, upon approval of the shareholders of the Company.

                  3. Except as expressly set forth in this Amendment, the Plan remains unchanged and continues in full force and effect.



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